NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

RHI Entertainment, Inc.

COMMON STOCK

See Reverse for Certain Definitions

This is to Certify that ______________________________ **is the owner of**

______________________________ *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

______________________ ______________________